Exhibit 99.2

Investor Relations Contact:	Press Contact:
Barbara Domingo	Shannon Henderson
Align Technology, Inc.	Ethos Communications, Inc.
(408) 470-1204	(678) 417-1767
bdomingo@aligntech.com	shannon@ethoscommunication.com

Align Technology Announces Final Decision of Arbitrators in Discus Dental

Impressions Arbitration

Santa Clara, Calif. – February 10, 2004 – Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign®, a proprietary method of straightening teeth without wires and brackets, announced today the conclusion of legal arbitration proceedings initiated by Discus Dental Impressions (Discus). Under the final arbitration award, Discus is entitled to a judgment in the amount of $1.00 and reasonable attorney fees and costs in the amount of $2.1 million. In reaching their decision, the arbitrators found that Align’s termination of its marketing agreement with Discus in April of 2002 was wrongful. As previously disclosed, because the final decision of the arbitrators has been issued prior to the filing of the Company’s Form 10-K for fiscal 2003, the Company will include a charge relating to the final arbitration award in its 2003 financial statements in accordance with GAAP. The updated 2003 condensed consolidated financial statements are attached.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

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Align Technology Inc. 881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1256

ALIGN TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(unaudited)

	Three Months Ended		Year Ended
(in thousands, except per share data)	December 31, 2003	December 31, 2002 (as restated)	December 31, 2003	December 31, 2002 (as restated)
Revenues	$36,502	$20,751	$122,725	$69,698
Cost of revenues	12,926	11,639	51,565	44,991

Gross profit	23,576	9,112	71,160	24,707

Operating expenses:
Sales and marketing	11,138	11,533	43,689	45,313
General and administrative	8,666	9,538	34,296	39,265
Research and development	3,302	3,235	13,112	13,064

Total operating expenses	23,106	24,306	91,097	97,642

Profit (loss) from operations	470	(15,194)	(19,937)	(72,935)
Interest and other income (expense), net	(18)	(202)	(185)	116

Net profit (loss)	$452	$(15,396)	$(20,122)	$(72,819)

Net profit (loss) per share - basic	$0.01	$(0.30)	$(0.35)	$(1.52)

Weighted-average shares used in computing basic net profit (loss) per share	58,398	51,796	57,759	47,878

Net profit (loss) per share - diluted	$0.01	$(0.30)	$(0.35)	$(1.52)

Weighted-average shares used in computing diluted net profit (loss) per share	63,704	51,796	57,759	47,878

(1)	Certain reclassifications of prior period amounts have been made to conform with current year presentation.

ALIGN TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(unaudited)

(in thousands)	December 31, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$44,939	$35,552
Restricted cash	439	3,261
Marketable securities, short-term	2,292	2,693
Accounts receivable, net	21,265	16,766
Inventories, net	1,395	1,533
Deferred costs	939	1,139
Other current assets	5,845	4,888

Total current assets	77,114	65,832
Property and equipment, net	23,121	25,078
Other long-term assets	1,967	1,946

Total assets	$102,202	$92,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,095	$3,403
Accrued liabilities	19,180	9,683
Deferred revenue	13,113	9,403
Debt obligations, current portion	1,989	2,183

Total current liabilities	37,377	24,672
Debt obligations, long-term portion	1,667	3,333
Capital lease obligations, net of current portion	182	504

Total liabilities	39,226	28,509
Total stockholders’ equity	62,976	64,347

Total liabilities and stockholders’ equity	$102,202	$92,856

(1)	Certain prior period amounts have been adjusted to conform with current year presentation.

ALIGN TECHNOLOGY, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1) (2)

(unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit (loss), which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit (loss) gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net loss prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended		Year Ended
(in thousands, except per share data)	December 31, 2003	December 31, 2002 (as adjusted)	December 31, 2003	December 31, 2002 (as adjusted)
Revenues	$36,502	$20,751	$122,725	$69,698
Cost of revenues	12,405	10,894	49,024	41,033

Gross profit	24,097	9,857	73,701	28,665

Operating expenses:
Sales and marketing	10,704	10,102	41,502	41,161
General and administrative	7,252	5,204	26,691	25,198
Research and development	2,634	2,490	9,898	9,762

Total operating expenses	20,590	17,796	78,091	76,121

Profit (loss) from operations	3,507	(7,939)	(4,390)	(47,456)
Interest and other income (expense), net	(18)	(202)	(185)	116

Net profit (loss)	$3,489	$(8,141)	$(4,575)	$(47,340)

Net profit (loss) per share - basic	$0.06	$(0.16)	$(0.08)	$(0.99)

Weighted-average shares used in computing basic net profit (loss) per share	58,398	51,796	57,759	47,878

Net profit (loss) per share - diluted	$0.05	$(0.16)	$(0.08)	$(0.99)

Weighted-average shares used in computing diluted net profit (loss) per share	63,704	51,796	57,759	47,878

(1)	Certain reclassifications of prior period amounts have been made to conform with current year presentation.

See Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) on Next Page

ALIGN TECHNOLOGY, INC.

RECONCILIATION OF GAAP NET PROFIT (LOSS) TO ADJUSTED NON-GAAP NET PROFIT (LOSS)

(unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31, 2003	December 31, 2002 (as adjusted)	December 31, 2003	December 31, 2002 (as adjusted)
Calculation of non-GAAP net profit (loss) excluding special items:
Net profit (loss)	$452	$(15,396)	$(20,122)	$(72,819)

Items:
Stock-based compensation expense included in: (1)
- cost of revenues	521	745	2,541	3,399
- sales and marketing	434	927	2,187	3,002
- general and administrative	1,414	1,402	7,098	10,663
- research and development	668	745	3,214	3,221

Restructuring costs included in: (2)
- cost of revenues	—	—	—	559
- sales and marketing	—	504	—	1,150
- general and administrative	—	2,932	507	3,404
- research and development	—	—	—	81

Non-GAAP net profit (loss) excluding special items	$3,489	$(8,141)	$(4,575)	$(47,340)

(1)	Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees. Stock-based compensation expense also includes the accelerated vesting of options to several employees in connection with severance packages.
(2)	Restructuring costs represent restructuring charges for severance, facility closures, and losses on disposal and impairment of fixed assets incurred as part of our July 2002 plan to streamline worldwide operations during 2002, and the remainder of our indirect operational activities related to the transition of operations from the United Arab Emirates and Pakistan to Costa Rica during the first quarter of 2003.